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                                                                 Exhibit 23.1
                                                                 ------------



                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Ardent Software, Inc. on Form S-8 of our report dated January 22, 1999 (March 30, 1999 as to Note 13 to the consolidated financial statements) (which expresses an unqualified opinion and includes an explanatory paragraph regarding the restatement of the 1996 statement of operations), appearing in the Annual Report on Form 10-K of Ardent Software, Inc. for the year ended December 31, 1998.


                                        /s/ Deloitte & Touche LLP

Boston, Massachusetts
April 12, 1999